UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 26, 2008

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road
San Carlos, California 94070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As Nektar Therapeutics, a Delaware corporation (“Nektar”), previously reported on a Current Report on Form 8-K filed on October 21, 2008, Nektar and Aerogen, Inc., a Delaware corporation and a subsidiary of Nektar (“Aerogen”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) on October 20, 2008 with Novartis Pharmaceuticals Corporation, a Delaware corporation (“Novartis Pharmaceuticals”), and Novartis Pharma AG, a Swiss corporation (“Novartis Pharma” and together with Novartis Pharmaceuticals, “Novartis”), to transfer to Novartis certain assets related to Nektar’s pulmonary business, associated technology and intellectual property for a purchase price of $115.0 million in cash (the “Asset Sale”).  On December 31, 2008, Nektar completed the Asset Sale, effective as of 11:59 p.m. on December 31, 2008 (the “Closing”), pursuant to the Purchase Agreement as discussed in Item 2.01 below.

In connection with the Asset Sale, as of the Closing, Nektar entered into an Exclusive License Agreement (the “Exclusive License Agreement”) with Novartis Pharma.  Pursuant to the Exclusive License Agreement, Novartis Pharma grants back to Nektar an exclusive, irrevocable, perpetual, non-transferable, royalty-free and worldwide license under certain specific patent rights and other related intellectual property rights acquired by Novartis Pharma from Nektar in the Asset Sale, as well as certain improvements or modifications thereto that are made by Novartis Pharma after the Closing.  Certain of such patent rights and other related intellectual property rights relate to Nektar’s development program for NKTR-063 (inhaled vancomycin) or are necessary for Nektar to satisfy certain continuing contractual obligations of Nektar to third parties, including in connection with development, manufacture, sale and commercialization activities related to Nektar’s inhaled amikacin program (NKTR-061) partnered with Bayer HealthCare LLC (the “Amikacin Agreement”).  The Exclusive License Agreement includes various representations, warranties, covenants, indemnification, termination and other provisions customary for transactions of this nature.

The foregoing summary is qualified in its entirety by reference to the Exclusive License Agreement, which will be filed as an exhibit to Nektar’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 2.01	Completion of Acquisition or Disposition of Assets

Effective as of 11:59 p.m. on December 31, 2008, Nektar completed the sale of certain of its assets related to its pulmonary business, associated technology and intellectual property to Novartis pursuant to the terms and conditions of the Purchase Agreement.  As consideration for the Asset Sale, Novartis paid $115 million in cash to Nektar at the Closing.

Pursuant to the Purchase Agreement, Nektar transferred to Novartis assets which include certain dry powder and liquid pulmonary formulation and manufacturing assets, including capital equipment and manufacturing facility lease obligations; certain intellectual property and manufacturing methods and associated information systems related to the pulmonary business; manufacturing and associated payments for Ciprofloxacin inhaled powder; manufacturing and royalty rights to the Tobramycin inhalation powder (TIP) program; and certain other interests in two private companies.  In addition, Novartis hired approximately 140 Nektar pulmonary personnel as of the Closing. Pursuant to the agreement, Nektar will retain its Amikacin Agreement, all royalty rights relating to its other Bayer HealthCare partnered program (Ciprofloxacin inhaled powder), its development program related to NKTR-063 (inhaled vancomycin) and intellectual property specific to inhaled insulin.

In connection with the Asset Sale, as of the Closing, Nektar entered into several ancillary agreements with Novartis, including the Exclusive License Agreement, a service agreement pursuant to which Nektar will subcontract to Novartis certain services to be performed under the Amikacin Agreement retained by Nektar and a transition services agreement pursuant to which the parties will provide each other with specified services for limited time periods following the Closing to facilitate the transition of the acquired assets and business from Nektar to Novartis.  In addition, as of the Closing, Nektar and Novartis Vaccines and Diagnostics, Inc. mutually terminated the Collaborative Research Development and Commercialization Agreement related to the TIP program.

Nektar knows of no material relationships between it or its affiliates and Novartis other than in respect of the Asset Sale and related agreements and the TIP partnership terminated as of the Closing.

Additional details regarding the Asset Sale are provided in Item 1.01 above and the related Current Report on Form 8-K previously filed by Nektar on October 21, 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors or Certain Officers

On December 27, 2008, Nevan C. Elam announced that he resigned his position as Senior Vice President and Head of the Pulmonary Business of Nektar effective as of December 31, 2008 (the “Resignation Date”).

(e) Compensatory Arrangements of Certain Officers

In connection with his resignation, Mr. Elam entered into a Bonus and General Release Agreement with Nektar on December 27, 2008 (the “Bonus and Release Agreement”).  Under the Bonus and Release Agreement, Mr. Elam is entitled to receive a lump sum bonus of $250,000 which was contingent on the consummation of the Closing of the Asset Sale in recognition of Mr. Elam’s leadership role in that transaction.  As announced by Nektar on December 31, 2008, the Asset Sale closed entitling Mr. Elam to the foregoing bonus payment.  In addition, Mr. Elam is also entitled to receive a lump sum separation payment in the amount of $630,296 and to the payment or reimbursement by Nektar of his COBRA premiums for continued health coverage for up to 12 months following his resignation.  His stock options, to the extent unvested as of the Resignation Date, became immediately and automatically vested, and all of his outstanding and vested stock options will generally remain exercisable for 15 months following the Resignation Date.  The Bonus and Release Agreement includes Mr. Elam’s covenant not to solicit Nektar’s employees for a period of 12 months following the Resignation Date.  The Bonus and Release Agreement also includes Mr. Elam’s release of claims against Nektar and its affiliates.

The foregoing summary is qualified in its entirety by reference to the Bonus and Release Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

On December 31, 2008, in connection with and upon the Closing of the Asset Sale, Nektar paid 80% of the 2008 target performance bonus to certain employees of Nektar, including the following executive officers of Nektar:  Howard W. Robin, President and Chief Executive Officer ($353,600), and John Nicholson, Senior Vice President and Chief Financial Officer ($177,650).  This bonus payment was made based on certain considerations related to the Asset Sale.

Item 7.01	Regulation FD Disclosure

On December 31, 2008, Nektar issued a press release announcing the closing of the sale of specific pulmonary delivery assets to Novartis for $115 million, which is filed herewith as Exhibit 99.1 to this Current Report.  The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

Nektar will file the pro form financial information required to be filed under Item 9.01(b) in relation to the Asset Sale no later than March 19, 2009.

(d) Exhibits

Exhibit Number	Description
10.1	Bonus and General Release Agreement dated as of December 27, 2008, by and between Nektar Therapeutics and Nevan C. Elam.
99.1	Press Release issued on December 31, 2008 by Nektar Therapeutics announcing the closing of sale of specific pulmonary delivery assets to Novartis for $115 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nektar Therapeutics

Date: January 2, 2009	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Bonus and General Release Agreement dated as of December 27, 2008, by and between Nektar Therapeutics and Nevan C. Elam.
99.1	Press Release issued on December 31, 2008 by Nektar Therapeutics announcing the closing of sale of specific pulmonary delivery assets to Novartis for $115 million.